Exhibit 99.1

VILLAGE SUPER MARKET, INC.
EXECUTIVE OFFICES
733 Mountain Avenue
Springfield, New Jersey 07081

VILLAGE SUPER MARKET, INC.
DECLARES QUARTERLY DIVIDEND

Contact:	John Van Orden, CFO
(973) 467-2200
John.VanOrden@wakefern.com

Springfield, New Jersey – June 16, 2017 - The Board of Directors of Village Super Market, Inc. (NSD-VLGEA) declared quarterly cash dividends of $0.25 per Class A common share and $0.1625 per Class B common share. The dividends will be payable on July 27, 2017 to shareholders of record at the close of business on July 6, 2017.

Village Super Market operates a chain of 29 supermarkets under the ShopRite name in New Jersey, Maryland and eastern Pennsylvania.